Exhibit 4.9

STANDARD MULTI-TENANT OFFICE LEASE - GROSS

AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only October 3, 2016 is made by and between RIF III – Avenue Stanford, LLC, a California limited liability company (“Lessor”) and Avita Medical Americas, LLC, a Delaware limited liability company (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite Numbers(s) 220, 2nd floor~~(s)~~, consisting of approximately 11,825 rentable square feet (subject to remeasurement) ~~and approximately _ useable square foot~~ (“Premises”). The Premises are located at: 28159 Avenue Stanford, in the City of Valencia, County of Los Angeles, State of California, with zip code 91355. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” The Project consists of approximately 78,910 rentable square feet. (See also Paragraph 2)

1.2(b) Parking: Forty-Six (46) unreserved vehicle parking spaces at no additional expense for the term of the Lease ~~and 0 reserved vehicle parking spaces at a monthly cost of $0.00 per unreserved space and $0.00 per reserved space~~. (See Paragraph 2.6)

1.3 Term: Four (4) years and One (1) month~~s~~ (“Original Term”) commencing December 1, 2016 (“Commencement Date”) and ending December 31, 2020 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing Upon Lease execution; payment of total monies due; receipt of Certificate of Insurance and endorsement pursuant to Paragraph 8.2 herein, so long as Lessee does not interfere with the Lessor Improvements (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $19,511.25 per month (“Base Rent”), payable on the first (1st) day of each month commencing December 1, 2016. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 50

1.6 Lessee’s Share of Operating Expense Increase: Fourteen and Ninety-Nine Hundredths percent (14.99%) (“Lessee’s Share”). In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification. Notwithstanding anything herein to the contrary, Lessee shall only be required to pay any increases in Operating Expenses, Insurance Premiums and Real Property Taxes over the Base Year.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $19,511.25 for the period Dec. 1, 2016 – Dec. 31, 2016.

(b) Security Deposit: $63,961.41 (“Security Deposit”). (See also Paragraph 5)

(c) Parking: $0.00 for the period N/A.

(d) Other: $0.00 for N/A.

(e) Total Due Upon Execution of this Lease: $83,472.66.

1.8 Agreed Use: Administrative and professional office and storage of trade supplies and/or components in accordance with standard medical/pharmaceutical industry standards. (See also Paragraph 6)

1.9 Base Year; Insuring Party. The Base Year is 2016. Lessor is the “Insuring Party”. (See also Paragraphs 4.2 and 8)

1.10 Real Estate Brokers: (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

~~☐                                                                                 represents Lesser exclusively (“Lesser’s Broker”);~~

~~☐                                                                                             represents Lessee exclusively (“Lessee’s Broker”); or~~

☑ CBRE, Inc. represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers for the brokerage services rendered by the Brokers the fee agreed to in ~~the attached~~ a separate written agreement ~~or if no such agreement is attached, the sum of                      or                 % of the total Base Rent payable for the Original Term, the sum of                 or                  of the total Base Rent payable during any period of time that the Lessee occupies the Premises subsequent to the Original Term, and/or the sum of                  or                 % of the purchase price in the event that the Lessee or anyone affiliated with Lessee acquires from Lesser any rights to the Premises.~~

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1.11 Guarantor. The obligations of the Lessee under this Lease shall be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.12 Business Hours for the Building: 8:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays and Sunday (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other recognized national or state. Lessor shall provide heating, ventilating and air conditioning systems (“HVAC”) during Business Hours. Lessor acknowledges, during the initial term only, Lessee shall control the thermostat servicing the Premises.

1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following within the Premises:

☑ Janitorial services

☐ Electricity

☐ Other (specify):

1.14 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 1.2, 2.2, 2.2 (a), 2.4, 2.6, 2.9, 6.1, 7.3 (d), 7.4 (b), 7.4 (c), 11, 12.2 (h), 23.1, 34 and 48 through 57;

☑ a plot plan depicting the Premises—Exhibit “A”;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☐ a janitorial schedule;

☑ other (specify): Tenant Move–In/Move–Out Checklist; Tenant Contact Information Sheet; Exhibit “B” – Lessor Improvements; Exhibit “C” – Acknowledgement of Premises.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different.   Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

2.3 Compliance. Lessor does not warrant~~s to the best of its knowledge~~ that the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, ~~and also~~ or that they will comply with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect on the later date of either the Commencement Date or substantial completion of Lessor Improvements ~~Start Date~~. ~~Said warranty does not apply to the use to which Lessee will put the premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee~~. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. ~~If~~ However, if improvements that are located on the Common Areas and the Premises do not comply with Applicable Requirements that are in effect and enforced against the Premises and Common Areas as of the date of this Lease ~~said warranty~~, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If Lessee does not give Lessor written notice of the failure of the Premises and the Common Areas to comply with Applicable Requirements (that are in effect and enforced against the Premises and the Common Areas as of the date of htis Lease) within six (6) months following the later date of either the Commencement Date or substantial completion of Lessor Improvements (which notice must describe the non-compliance with specificity and be accompanied by any notices Lessee has received with respect thereto) then correction of that non-compliance shall be the obligtation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof~~, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lesser notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lesser has elected to pay the difference between the actual cost there of and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lesser written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.~~

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for the entire cost of such Capital Expenditure in immediately available funds. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to nonvoluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) Lessee has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f)

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neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. ~~In addition, Lesser acknowledges that: (i) Brokers have made no representations, premises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lesser’s solo responsibility to investigate the financial capability and/or suitability of all proposed tenants.~~

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date, Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. So long as Lessee is not in default, and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) at the rental rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.

(a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(b) The monthly rent per parking space specified in Paragraph 1.2(b) is subject to change upon 30 days prior written notice to Lessee. The rent for the parking is payable one month in advance prior to the first day of each calendar month.

2.7 Common Areas—Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general nonexclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas—Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property (including without limitation, pallets), temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas—Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas—Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of the Operating Expense Increase) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within ~~60~~ 90 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed be Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such ~~60~~ 90 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Operating Expense Increase. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year (i.e., 2016 as defined under the Base Year provided in Paragraph 1.9), such excess being hereinafter referred to as the “Operating Expense Increase”, in accordance with the following provisions:

(a) “Base Year” is as specified in Paragraph 1.9.

(b) “Comparison Year” is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first 12 months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee’s Share, notwithstanding they occur during the first twelve (12) months). Lessee’s Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

(c) The following costs relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, are defined as “Operating Expenses” :

(i) Costs relating to the operation, replacement, repair, and maintenance in neat, clean, safe, good order and condition, ~~but not the rep~~l~~acem~~e~~nt~~ (see subparagraph (g)), of the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates

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(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, tenants or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(cc) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;

(iii) The cost of any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”;

(iv) The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas;

(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;

(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;

(viii) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such Capital Expenditure in any given month;

(ix) The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less.

(x) Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(d) Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(e) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(c) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(f) Lessee’s Share of Operating Expense Increase is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expense Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses for the preceding year. If Lessee’s payments during such Year exceed Lessee’s Share, Lessee shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such Year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year.

~~(g) Operating Expenses shall not include the costs of replacement for equipment or capital components such as the roof, foundations. exterior walls or a Common Area capital improvement, such as the parking lot paving , elevators, fences that have a useful life for accounting purposes of 5 years or more.~~

(h) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States on or before the day on which it is due, without offset or deduction (except as specifically permitted in this Lease). ~~All monetary amounts shall be rounded to the nearest whole dollar.~~ In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. Lessor may use, apply or retain all or any portion of the Security Deposit (i) first, for Lessee’s repair obligations, including without limitation, the obligation to restore the Premises to the condition required under this Lease, (ii) second, to the payment of any rent or other sum in default or for the payment of any other sum to which Lessee may become obligated by reason of Lessee’s default, and (iii) third, to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, ~~or any other legal use which is reasonably comparable thereto~~, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal, ~~and~~ seeing eye dogs, and validated service animals, subject to Lessor’s prior approval, Lessee shall not keep or allow in the Premises any pets, animals, birds fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage , use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or

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business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense and regardless of the cost therefore or the time remaining on the term, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1e) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to abuse or misuse. In addition, Lessee rather than the Lessor shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any similar improvements within the Premises. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.”

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system (excluding fire sprinkler systems, if any installed by or on behalf of Lessee, for which Lessee shall be responsible), common area fire alarm and/or smoke detection systems, fire hydrants, and parking lots (driveways) serving the Common Areas and all parts thereof. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “ Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended

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does not exceed $2000. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with asbuilt plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 days before, and not later than 30 days after ~~pr~~i~~or to~~ the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease (or within ten (10) days after delivery of Lessor’s notice, if such notice is delivered after the expiration of the term). Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. This paragraph 7.4(b) shall be subject to the provisions of Paragraph 7.4(b) in the Addendum of the Lease.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (c)(iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the Project was not insured for the entirety of the Base Year, then the base premium shall be the lowest annual premium reasonably obtainable for the required insurance as of the Start Date, assuming the most nominal use possible of the Building and/or Project. ~~In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).~~

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance—Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, Lessee shall be liable for such deductible amount in the event of an Insured Loss ~~the deductible amount shall not exceed $5,000 per occurrence~~.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $ 1, 000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

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(b) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements.

(c) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(d) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 10 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies. Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents. Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom or shall Lessor be liable for consequential or punitive damages. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in ~~3~~ 6 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in ~~3~~ 6 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 Partial Damage—Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage—Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

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9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address ~~and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located~~. “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 Joint Assessment. If the Building is not separately assessed. Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services.

11.1 Services Provided by Lessor. Lessor shall provide (i) heating, ventilation, air conditioning, (ii) reasonable amounts of electricity for normal lighting and office machines, and (iii) water for reasonable and normal drinking and lavatory use in connection with an office in each case, during only those hours set forth in Section 1.12 of this Lease, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Lessor shall also provide janitorial services to the ~~Premises and~~ Common Areas ~~5 times per week, excluding Building Holidays, or pursuant to the attached janitorial schedule, if any.~~ Lessor shall not, however, be required to provide janitorial services to ~~kitchens or storage areas included within~~ any portion of the Premises.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3 ~~Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.~~

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

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(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall shall not be required to deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall not have the right to cure ~~the~~ any Default of Lessee ~~within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee~~.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism, or where Lessor reasonably determines that such abandonment materially and adversely impacts Lessor’s ability to sell or obtain financing for the Premises or any portion thereof.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder , whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantors becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantors breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

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13.2 Remedies., If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case , the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for nonscheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to nonscheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may deliver an additional written notice to Lessor and Lender that Lessee intends to cure said breach at Lessor’s expense if Lessor or Lender fail to commence to cure such breach within five (5) business days following their respective receipt of such additional notice. If Lessee delivers said additional notice and neither Lessor nor Lender cures said breach, or if having commenced to cure they do not diligently pursue it to completion, within such additional five (5) day period, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however , that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor. Lessee’s sole remedy for a breach by Lessor shall be to cure the breach as provided in this Paragraph 13.6(b) and Lessee shall have no right to terminate the Lease by reason thereof.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 ~~Additional Commission. If a separate brokerage fee agreement is attached then in addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lesser and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lesser any rights to the Promises or other promises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lesser, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lesser shall pay Brokers a fee in accordance with the schedule attached to such brokerage fee agreement~~.

15.2 ~~Assumption of Obligations. Any buyer or transferee of Lesser’s interest in this Lease shall be deemed to have assumed Lesser’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lesser fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee, shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lesser and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed~~.

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15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIRCommercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. For purposes of determining the value of lessor’s interest in the Premises, the Project shall be deemed to be encumbered by a loan amount equal to seventy percent (70%) of the fair market value of the Project, as determined as of the date lessee’s claim arises.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lesser and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Promises. Brokers have no responsibility with respect thereto or with respect to any default or broach hereof by either Party.~~

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith.,c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lesser or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a

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higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advise is desired, consult a competent professional.

~~(b) Brokers have no responsibility with respect to any default or broach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any broach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by ouch Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs: Publicity. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Lessor may not place any sign on the exterior of the Building that covers any of the windows of the Premises. Except for ordinary “For Sublease” signs which may be placed only on the Premises. Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Lessor shall have the right to publicize Lessor and Lessee’s relationship regarding this Lease.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate or (d) written confirmation that the guaranty is still in effect.

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38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option as defined below, then the following provisions shall apply.

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.

41. Reservations.

(a) Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense. Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

(b) Lessor also reserves the right to move Lessee to other space of comparable size in the Building or Project. Lessor must provide at least 45 days prior written notice of such move, and the new space must contain improvements of comparable quality to those contained within the Premises. Lessor shall pay the reasonable out of pocket costs that Lessee incurs with regard to such relocation, including the expenses of moving and necessary stationary revision costs. In no event, however, shall Lessor be required to pay an amount in excess of two months Base Rent. Lessee may not be relocated more than once during the term of this Lease.

(c) Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.

49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance. Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-9-3/10E

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: LA, CA	Executed at:
On: 10-25-16	On:

By LESSOR:	By LESSEE:
RIF III – Avenue Stanford, LLC, a California limited liability company	Avita Medical Americas, LLC, a Delaware limited liability company

By: Rexford Industrial Realty, L.P., a Maryland limited partnership, its Managing Member

By: Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

By: /s/ Howard Schwimmer	By: /s/ Troy Barring
Name Printed: Howard Schwimmer	Name Printed: Troy Barring
Title: Co-Chief Executive Officer	Title: Chief Operating Officer

By:	By:

Name Printed:	Name Printed:

Title:	Title:

Address: 11620 Wilshire Blvd, Suite 1000	Address:
Los Angeles, CA 90025

Telephone:(310) 966-1680	Telephone: ( )

Facsimile:(310) 966-1690	Facsimile: ( )

Email:	Email:

Email:	Email:

Federal ID No.	Federal ID No.

LESSOR’S BROKER:	LESSEE’S BROKER:
CBRE, Inc.	CBRE, Inc.
Attn: Craig Peters	Attn: Richard Ramirez
Address: 234 S. Brand Blvd., Suite 800 Glendale, CA 91204	Address: 234 S. Brand Blvd., Suite 800 Glendale, CA 91204
Telephone: (818) 907-4639 Facsimile: (818) 907-4702	Telephone: (818)907-4639 Facsimile: (818) 907-4702
Email: richard.ramirez@cbre.com	Email: richard.ramirez@cbre.com
Broker/Agent DRE License #: 00409987/00906542	Broker/Agent DRE License #: 00409987/01792270

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©Copyright 1999-By AIR Commercial Real Estate Association.

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OFG-9-3/10E

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE—GROSS

AVITA MEDICAL AMERICAS, LLC

28159 AVENUE STANFORD, UNIT 220, VALENCIA, CA 91355

This Addendum to the Standard Multi-Tenant Office Lease—Gross (this “Addendum”) is entered into by and between RIF III – Avenue Stanford, LLC, a California Limited Liability Company (“Lessor”), and Avita Medical Americas, LLC, a Delaware limited liability company (“Lessee”), as of the date set forth in the first page of the form Lease to which this Addendum is attached (the “Form Lease”). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth in the body of the Form Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Form Lease, the provisions of this Addendum shall control. Except for purposes of determining whether a conflict exists between the Form Lease and this Addendum, the term “Lease” (as used herein and in the Form Lease) shall include the provisions of this Addendum.

1.2 Premises (continued). The parties acknowledge that Paragraph 1.2(a) of the Form Lease contains Lessor’s best estimate of what the rentable square footage of the Premises will be upon delivery of possession after the completion of the Lessor Improvements (as defined in Paragraph 52 below). Lessor shall notify Lessee of the actual rentable area of the Premises calculated in conformity with the BOMA Standard, and the rentable footage of the Premises contained in this Lease shall be modified accordingly unless Lessee contests Lessor’s measurement or application of the BOMA Standard (in which case Lessor and Lessee shall promptly appoint a mutually acceptable party to re-measure the Premises in accordance with the BOMA Standard, and such party’s determination shall be binding on Lessor and Lessee). In the event that the rentable square footage of the Premises, measured in conformity with the BOMA Standard, differs from the square footage set forth in Paragraph 1.2(a) of the Form Lease, then the Base Rent (Paragraph 1.5), Lessee’s Share of Common Area Operating Expenses (Paragraph 1.6), and the Security Deposit (Paragraph 1.7) shall be recalculated to reflect any changes from the rentable square footage of the Premises set forth in Paragraph 1.2(a) of the Form Lease, based on the BOMA Standard. Any such recalculations along with the re-measured rentable square footage of the Premises shall be confirmed by the Acknowledgment of Premises, in the form attached hereto as Exhibit “C”, executed by Lessor and Lessee. As used herein, the “BOMA Standard” shall mean the Standards of Measurement for Industrial Buildings (ANSI/BOMA Z65.2-2012) published by the Building Owners and Managers Association International.

2.2. Condition (continued). Lessee acknowledges that upon delivery of the Premises to Lessee, the Premises shall be in its then condition AS-IS AND WITH ALL ITS FAULTS, including without limitation, any faults and conditions specifically referenced in the Lease. No person acting on behalf of Lessor is authorized to make, and Lessee acknowledges and agrees that Lessor has not made and specifically negates and disclaims, any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Premises.

Lessor and Lessee shall jointly inspect the Premises prior to the date Lessee takes possession of the same and memorialize the condition of the Premises in the attached move-in premises condition form. Any portion of the Premises that is not depicted in said move-in premises condition form (or the entire Premises, if Lessor and Lessee neglect to prepare such move-in premises condition form) shall be deemed to be in good condition and repair.

2.2(a) Lessor’s Disclosure Regarding Hazardous Substances. LESSOR HEREBY DISCLOSES TO LESSEE THAT, BASED ON THE AGE OF THE BUILDING, LESSOR HAS REASONABLE CAUSE TO BELIEVE THAT ASBESTOS-CONTAINING MATERIALS MAY BE PRESENT IN THE BUILDING AND THE PREMISES. LESSEE ACKNOWLEDGES THAT LESSOR HAS SATISFIED ITS OBLIGATION TO NOTIFY LESSEE OF THE PRESENCE OF ASBESTOS-CONTAINING MATERIALS IN THE BUILDING PURSUANT TO CALIFORNIA HEALTH & SAFETY CODE SECTION 25359.7, AND LESSEE SHALL NOT DISTURB ANY MATERIALS THAT MAY CONTAIN ASBESTOS.

Lessee Initials:

2.4. Acknowledgements (continued). Without limiting the generality of Paragraph 2.4 of the Form Lease, Lessee represents and warrants that it has obtained (or will obtain) all required occupancy permits from the City of Santa Clarita and other agencies having jurisdiction over the Premises.

2.6. Parking (continued). The parking areas of the property shall be used for parking of Permitted Size Vehicles and, subject to Lessor’s rules and regulations, the loading and unloading of trucks only. The use by Lessee of those areas for storage material (including pallets) is expressly prohibited. All material shall be stored within the building.

2.9 Common Areas – Rules & Regulations (continued). Lessee will make use of all of the Common Areas (including, without limitation, all loading and unloading areas) in a cooperative, harmonious fashion, and shall not block or unreasonably interfere with access by others in the Project to their premises or loading areas.

6.1. Use (continued). Other than guide, signal, seeing-eye dogs, and validated service animals, subject to Lessor’s prior approval, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish or reptiles.

7.3(d) Utility Installations (continued). Without limiting Lessor’s other rights under this Lease, Lessor reserves the right to install new or additional utility facilities in and/or through the Premises for the benefit of Lessor or Lessee or any other portion of the Project, without limitation, drains, plumbing, water, sewers, gas, electrical systems, security systems, communication systems, fire sprinklers, fire protection and detection systems.

7.4(b) Removal (continued). Notwithstanding Paragraph 7.4(b) of the Form Lease, Lessee may include the following notice (in bold, all capitalized twelve point type) in its request for consent to any Utility Installation or Alterations which Lessee desires to make to the Premises: “LESSOR’S RESPONSE TO THIS REQUEST FOR CONSENT MUST INCLUDE LESSOR’S ELECTION TO REQUIRE LESSEE TO REMOVE THE SUBJECT UTILITY INSTALLATION OR ALTERATION AT THE EXPIRATION OF THE LEASE TERM OR LESSOR WILL BE DEEMED TO HAVE WAIVED ITS RIGHT TO REQUIRE LESSEE TO REMOVE SAID UTILITY INSTALLATION OR ALTERATION”. Lessee shall not be required to remove the particular Utility Installation or Alteration at the expiration of the Term if the foregoing bold all capitalized language was included in Lessee’s request for consent and Lessor failed to make such election in its response thereto; provided, however, that Lessor’s waiver, if any, shall automatically (and retroactively) be void if this Lease terminates as a result of Lessee’s default.

7.4(c) Surrender/Restoration (continued). Without limiting Lessee’s obligations under the Lease, Lessee acknowledges that it shall have the affirmative obligation to remove all racking and floor striping from the Premises by or before the expiration or earlier termination of the Original Term or the Option Term, if any. As guidance to the Parties, removal of the aforementioned racking shall include, without limitation, removal of the concrete anchor bolts associated therewith, all of which cut flush at the surface and pushed into the concrete one inch or more below the slab. Lessee shall clean all resulting holes and shall fill the same with epoxy flush to the floor’s surface. Lessee understands that the holes created for any anchor bolts placed by or on behalf of Lessee must be drilled one inch deeper than the length of the anchor bolts themselves to permit removal in the manner provided above. Furthermore, if Lessee places (or causes to be placed) any floor striping in the Premises, then following removal of any such floor striping (i) there shall be no residual staining or other indication that such stripping existed and (ii) Lessee must re-seal the floor with a sealant reasonably acceptable to Lessor. If Lessee elects to stripe the floor of the Premises, then Lessee shall utilize a floor striping material which can be removed and which will not permeate into the flooring. The foregoing does not constitute Lessor’s consent to Lessee’s placement of any racking and/or floor striping in the Premises, which placement shall be governed by the provision of the Lease.

11. Utilities & Services (continued). Lessee shall not use the trash bins of the Project other than for disposal of ordinary office refuse. In no event shall Lessee use the bins for the disposal of large items, such as (but not limited to) packing crates, furniture, storage pallets.

Lessee shall be responsible and pay for all separately metered utilities servicing the Premises.

12.2(h) Terms and Conditions Applicable to Both Assignment and Subletting (continued). If Lessor consents to any assignment or subletting of Lessee’s interest in this Lease, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Paragraph 12.2(h), actually received by Lessee from the assignee or Sublessee in connection with the Transfer. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such assignee or Sublessee in connection with a assignment or subletting in excess of the Base Rent and Common Area Operating Expenses payable by Lessee under this Lease during the term of the applicable assignment or subletting on a per rentable area square foot basis if less than all of the Premises is transferred (unless all or a portion of the subject space is subject to different Base Rent and Common Area Operating Expenses terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the expenses incurred or to be incurred by Lessee for the following, to the extent commercially reasonable under the circumstances, (collectively, “Transfer Costs”): (i) any changes, alterations and improvements to the Premises in connection with the subject assignment or subletting, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any customary and market reasonable improvement allowance or other customary and market reasonable monetary concessions provided to the assignee or Sublessee, (iv) any brokerage commissions incurred by Lessee in connection with the assignment or subletting, (v) reasonable good faith attorneys’ fees incurred by Lessee in connection with the assignment or subletting (excluding, in all cases, the fees of any “in-house” attorneys), and (vi) any lease takeover costs incurred by Lessee in connection with the assignment or subletting. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration actually paid by assignee or Sublessee to Lessee in connection with such assignment or subletting, and any payment in excess of fair market value for services rendered by Lessee to the assignee or Sublessee or for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to assignee or Sublessee in connection with such assignment or subletting. The determination of the amount of Lessor’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee under the assignment or subletting. For purposes of calculating the Transfer Premium on a monthly basis, (x) Lessee’s Transfer Costs shall be deemed to be expended by Lessee in equal monthly amounts over the entire term of the subject assignment or subletting (provided, however, at the election of Lessee, in its sole discretion, Lessee may amortize all or any portion of such Transfer Costs over a shorter period or may elect to allocate such Transfer Costs to the earliest portion of the term of such Transfer until such Transfer Costs are exhausted) and (y) the Rent paid for the subject space by Lessee shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all cash concessions actually paid in cash to Lessee by Lessor in connection therewith. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis without interest over the relevant term.

23.1 Notices (Continued). Copies of any notices delivered to Lessor shall be sent concurrently to Rexford Industrial Realty, L.P., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, CA 90025, Tel. 310.966.1680, Fax 310.966-1690; Attn.: General Counsel, DLanzer@rexfordindustrial.com and to Kenneth S. Fields, Esq., Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, 21 st Floor, Los Angeles, CA 90067; Tel. 310.201.7462; Fax 310.201.2376; KFields@greenbergglusker.com.

34. Signs (continued). Lessee, at its sole expense, shall have the option to install suite identity signage on the unit entry. Should Lessee execute the option to install signage, Lessee must obtain Lessor’s approval of design and configuration prior to the installation. Lessor may also provide the option of common signage. Subject to the then current Building/Project standard signage program, Lessee shall have the ability to install exterior building signage outside the lobby entrance and suite adjacent identity signage at Lessee’s sole cost and expense.

48. Arbitration of Disputes. Attached hereto and made a part hereof.

49. Americans with Disabilities Act (Continued). Pursuant to California Civil Code Section 1938, Lessor hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

50. Rent Adjustment. Attached hereto and made a part hereof.

51. Option to Extend. Attached hereto and made a part hereof.

52. Lessor Improvements. Lessor shall, at Lessor’s sole cost and expense, complete the following improvements to the Premises, as depicted on the attached Exhibit “B”, using building standard materials:

i.	Demise Premises from balance of mezzanine;

ii.	Cap existing staircase area;

iii.	Modify existing staircase area & adjacent existing office with sidelights similar to existing offices and matching carpet, if available in two (2) new offices;

iv.

Install one (1) lunchroom with sink, ventilation, dishwasher and building standard plastic laminate cabinetry (both upper & lower). Lessee shall be responsible for purchasing the dishwasher and refrigerator. Lessor shall provide plumbing and power for the dishwasher and power for the refrigerator.

v.	Install storage room which shall be divided internally into two (2) separate storage areas;

vi.	Expand existing storage closet area at suite entrance and install closet lighting;

vii.	Provide Voice/Date hub to Premises IT closet (expanded storage closet);

viii.	Install power pulls for twelve (12) cubicles in locations agreeable to Lessee;

ix.	Install three (3) interior offices with sidelights similar to existing offices and matching carpet, if available with approximate 10’ x l2’ dimensions; and

x.	Install building standard VCT in breakroom.

Lessee acknowledges and agrees that the Lessor Improvement work will be continuing during Lessee’s occupancy and, although Lessor will use commercially reasonable efforts to minimize any disturbance to Lessee, some disturbance is unavoidable and the Lessor shall, and shall cause its contractors to, use commercially reasonable efforts to minimize the dust, noise and other interference with Lessee’s business operations and to protect Lessee’s employees and invitees from injury and Lessee’s personal property and Trade Fixtures at the Premises from damage; however, Lessee understands that some interference is unavoidable and the provisions of Paragraph 8.8 of the Form Lease shall apply in connection therewith.

Lessee shall be solely responsible for moving any furniture, fixtures, or any of Lessee’s personal property within the Premises, if necessary, at Lessee’s sole cost and expense, so that Lessor can perform the Lessor Improvements.

53. Solar Energy. Lessee agrees and understands that Lessor shall have the right (provided that the exercise of Lessor’s rights does not materially and adversely affect Lessee’s use and occupancy of the Premises or subject Lessee to additional costs, without Lessee’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof lessee shall have the right to install a solar electric generating system on the roof of the Building, and Lessor and its agents shall have access to the roof to accomplish the foregoing.

54. Provisions Regarding Bankruptcy.

a. Assumption of Lease.

In addition to any rights or remedies of Lessor under the terms of this Lease, in the event Lessee engages in any one or more of the acts contemplated by the provisions of Section 13.1(f) above and in the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that any default will be promptly cured; and (ii) compensate Lessor for actual pecuniary loss or provide adequate assurance that compensation will be made for actual pecuniary loss including, but not limited to, all attorneys’ fees and costs incurred by Lessor resulting from any such proceedings; and (iii) provide adequate assurance of future performance. Lessor and Lessee agree that such fifteen (15) day period is reasonable in view of the fact that the Premises is one of a part of an integrated retail center where the performance by each tenant of its obligations has an effect on the well being of all other tenants and Lessor. Any proposed assignee, including shareholders of a corporate assignee of this Lease, must assume and agree to personally guarantee the performance by assignee of the terms, provisions and covenants of this Lease.

b. Relief From Automatic Stay.

If any of the events described in Section 13.1(f) shall occur with regard to Lessee, Lessee hereby irrevocably consents to immediate relief from the automatic stay under 11 U.S.C. Section 362(d).

55. Confidentiality. It is understood that Lessee shall hold the terms and conditions of this Lease in the strictest of confidence. Lessee shall not disclose the terms of this Lease to any other existing or prospective tenants in the building

56. Interpretation. The Form Lease and this Addendum shall be deemed to have been drafted by both parties and shall not be interpreted against any person as drafter. In addition, prior drafts of the Lease or this Addendum or any letters of intent regarding the same shall not be used in any way to interpret the provisions hereof.

57. REIT Provisions. Lessee understands that, in order for an indirect owner of Lessor to qualify as a REIT, the following requirements (the “REIT Requirements”) must be satisfied:

57.1 Subleasing. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the proposed sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision hereto.

57.2 Personal Property Limitation. Anything contained in the Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Lessee under the Lease at the beginning and at the end of any year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such year (the “Personal Property Limitation”). If Lessor reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any year, Lessor shall notify Lessee, and Lessee either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation (“Excess Personal Property”) either from Lessor or a third party or (ii) shall lease the Excess Personal Property from a third party. In either case, Lessee’s Base Rent obligation shall be equitably adjusted. Notwithstanding anything to the contrary set forth above, Lessee shall not be responsible in any way for determining whether Lessee has exceeded or will exceed the Personal Property Limitation and shall not be liable to Lessor or any of its shareholders in the event that the Personal Property Limitation is exceeded, as long as Lessee meets its obligation to acquire or lease any Excess Personal Property as provided above. This section is intended to ensure that the Rent qualifies as “rents from real property,” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

57.3 REIT Requirements. Lessee agrees, and agrees to use its reasonable efforts to cause its affiliates, to cooperate in good faith with Lessor to ensure that the terms of this Paragraph are satisfied. Lessee agrees, and agrees to use reasonable efforts to cause its affiliates, upon request by Lessor to take reasonable action necessary to ensure compliance with all REIT Requirements. If Lessee becomes aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause its affiliates to notify Lessor of such noncompliance. Notwithstanding anything herein to the contrary, in the event that Lessee defaults in its obligations under this Paragraph 57 with respect to the REIT Requirements and fails to cure the same within thirty (30) days after written notice from Lessor, then Lessor’s sole remedy for Lessee’s Breach of its obligations under this Paragraph 57 shall be to terminate the Lease (provided, however, that the preceding shall not limit Lessor’s right to pursue all other available remedies in connection with a Default or Breach by Lessee of any other obligations or provisions under the Lease other than those set forth in this Paragraph 57).

[SIGNATURE PAGE FOLLOWS]

NOW, THEREFORE, the parties have executed this Addendum and the Lease as of the date set forth above.

LESSOR	LESSEE

RIF III – AVENUE STANFORD, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY	AVITA MEDICAL AMERICAS, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:	Rexford Industrial Realty, L.P., a Maryland limited partnership, Its Managing Member

By:	Rexford Industrial Realty, Inc., a Maryland corporation, Its General Partner

By:	/s/ Howard Schwimmer	By: /s/ Troy Barring

Name Printed: Howard Schwimmer	Name Printed: Troy Barring

Title: Co-Chief Executive Officer	Title: Chief Operating Officer

By:

Name Printed:

Title:

ARBITRATION AGREEMENT

Standard Lease Addendum

Dated	October 3, 2016
By and Between (Lessor)	RIF III - Avenue Stanford, LLC, a California limited liability company
(Lessee)	Avita Medical Americas, LLC, a Delaware limited liability company

Address of Premises:	28159 Avenue Stanford, Unit 220 Valencia, California, 91355

Paragraph 48

A.	ARBITRATION OF DISPUTES:

Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor’s failure to approve an assignment, sublease or other transfer of Lessee’s interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B.	DISPUTES EXCLUDED FROM ARBITRATION:

The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth in this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessor’s exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law 4. Any claim or dispute that is within the jurisdiction of the Small Claims Court and 5. All claims arising under Paragraph 39 of this Lease.

C.	APPOINTMENT OF AN ARBITRATOR:

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☑ a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. (“JAMS”), ☐ the American Arbitration Association (“AAA”) under its commercial arbitration rules, ☐

                                                                                                                                                                                                                                                          ,

or as may be otherwise mutually agreed by Lessor and Lessee (the “Arbitrator”). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization’s rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

D.	ARBITRATION PROCEDURE:

1. PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation. Arbitrator’s fees and costs, attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.

Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.

©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM ARB-2-2/13E

Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money “under protest” by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with Interest thereon as defined in Paragraph 13.5. If a Party makes a payment “under protest” but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 42 or 43)

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd. Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM ARB-2-2/13E

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated	October 3, 2016
By and Between (Lessor)	RIF III – Avenue Stanford, LLC, a California limited liability company
(Lessee)	Avita Medical Americas, LLC, a Delaware limited liability company
Address of Premises:	28159 Avenue Stanford, Unit 220
Valencia, California, 91355

Paragraph 50

A.	RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

☐	~~i. Cost of Living Adjustment(s) (COLA)~~

        ~~a.    On (fill in COLA Dates:~~

~~the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one):☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):~~

                                                                                                                                                                                                                                              ~~, All Items~~

~~(1982-1~~9~~884 – 100), here~~i~~n referred to as “CPI”.~~

        ~~b.    The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):                                                                              . The sum so calculated shall constitute the now monthly Base Rent hereunder, but in no event, shall any such now monthly Base Rent be less than the Base Rent payable for the month immediately preceding the Base Rent adjustment.~~

        ~~c.    In the event the compilation and/or publication of the CPI shall be transferred to any other governmental deportment or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation, In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

☐	~~II. Market Rental Value Adjustment(s) (MRV)~~

~~a.      On (fill in MRV Adjustment Date(s):~~

~~the Base Rent sha~~ll ~~be adjusted to the “Market Renta~~l ~~Value” of the property as fol~~l~~ows:~~

~~1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the~~

~~now MRV will bo on the adjustment date. If agreement cannot bo reached with~~i~~n th~~i~~rty days, then:~~

~~(a) Lesser and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the now MRV within the next 30 days. Any associated costs will be split equally between the Parties, or~~

~~(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:~~

~~(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or [] broker (“Consultant” chock one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~

~~(~~ii~~) The 3 arbitrators shall with~~i~~n 30 days of the appointment of the th~~i~~rd arb~~i~~trator reach a decision as to what the~~

~~actual MRV for the Promises is, and whether Lesser’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to bo the closest to the actual MRV shall thereafter bo used by the Parties.~~

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-5-04/14E

                                             ~~(iii) If either of the Parties fails to appoint an arbitrator within the specified 16 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~

                                             ~~(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.~~

                                 ~~2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but no limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.~~

                                 ~~3) Notwithstanding the foregoing, the now Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~

                      ~~b. Upon the establishment of each New Market Rental Value:~~

                                 ~~1) the now MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and -~~

                                 ~~2) the first month of each Market Rental Value term shall become the now ‘Base Month’ for the purpose of calculating any further Adjustments.~~

☑	III. Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
December 1, 2017	$20,096.59
December 1, 2018	$20,699.49
December 1, 2019	$521,320.47

In addition to the Base Kent, Lessee shall only be required to pay any increases in Operating Expenses, Insurance Premiums and Real Property Taxes over the Base Year.

☐     ~~IV. Initial Term Adjustments.~~

~~The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term.~~

B.	NOTICE:

Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C.     BROKER’S FEE:~~

         ~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-5-04/14E

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated	October 3, 2016

By and Between (Lessor)	RIF III – Avenue Stanford, LLC, a California limited liability company

By and Between (Lessee)	Avita Medical Americas, LLC, a Delaware limited liability company

Address of Premises:	28159 Avenue Stanford, Unit 220
Valencia, California, 91355

Paragraph 51

A. OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional thirty-six (36) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

☐     ~~I.    Cost of Living Adjustment(s) (COLA)~~

 ~~a.~~ 	~~On (Fill in COLA Dates):~~

~~the Base Rent shall be adjusted by the Change. if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area): -~~

~~All items (1982 1984—100), herein referred to as “CPI”.~~

         ~~b. The monthly Base Rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(c) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”): -~~

~~The sum so calculated shall constitute the now monthly Base Rent hereunder, but in no event, shall any such now monthly Base Rent bo loss than the Base Rent payable for the month immediately preceding the rent adjustment.~~

         ~~c. In the event the compilation and/or publication of the CPI shall bo transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index. then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

☑ II.	Market Rental Value Adjustment(s) (MRV)

a.	On (Fill in MRV Adjustment Date(s)) January 1, 2021

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows, but in no event less than a three percent (3%) increase over the Base Rent then in effect:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION OE-4-04/14E	FORM

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☑ broker (“Consultant” - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but no limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

3) Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b. Upon the establishment of each New Market Rental Value:

1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

c. In addition to the Base Rent, Lessee shall only be required to pay any increases in Operating Expenses, insurance Premiums and Real Property Taxes over the Base Year.

☑ III. Fixed Rental Adjustment(s) (FRA)

The Base Rent then in effect immediately preceding the FRA Adjustment Date shall be increased to the following amounts per the formula and on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The ~~Now~~ Base Rent shall be:
January 1, 2022	increased by three percent (3%)

January 1, 2023	increased by three percent (3%)

☐ ~~IV Initial Term Adjustments.~~

~~The formula used to calculate adjustments to the Base Rote during the original Term of the Lease shall continue to be used during the extended term~~

B. NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

~~C. BROKER’S FEE:~~

                      ~~The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable), paragraph 0 of the Sublease.~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.

Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM
OE-4-04/14E

EXHIBIT “A”

SITE PLAN

Not to scale. Does not constitute a representation or warranty regarding the Project or any portion thereof, and Lessor reserves the right to modify any portion of the Project in its sole discretion as provided in the Lease.

EXHIBIT “B”

LESSOR IMPROVEMENTS

EXHIBIT “C”

ACKNOWLEDGEMENT OF PREMISES

Lessor:	RIF III – Avenue Stanford, LLC, a California limited liability company

Lessee:	Avita Medical Americas, LLC, a Delaware limited liability company

This Acknowledgment of Premises (this “Acknowledgment”) is made by Lessor and Lessee pursuant to that certain Standard Multi-Tenant Office Lease – Gross, dated as of October 3, 2016 (the “Lease”) for certain premises located at 28159 Avenue Stanford, Unit 220, Valencia, California, 91355, and as further described in the Lease (the “Premises”). This Acknowledgment is made pursuant to Paragraphs 1.2(a) of the Lease. Capitalized terms used herein but not defined herein shall have the meaning given them in the Lease.

1. Re-measurement of Premises. The rentable square footage of the Premises has been re-measured in accordance with Paragraph 1.2 of the Addendum to the Lease. Based on such re-measurement, the rentable square footage of the Premises is determined to be                          rentable square feet. Accordingly, the Base Rent, Lessee’s Share of Common Area Operating Expenses and the Security Deposit are hereby recalculated (and the Lease is hereby amended to reflect the same) as follows:

a. Base Rent. Paragraph 1.5 of the Lease is hereby amended to provide that the Base Rent payable by Lessee during the Original Term shall be as follows:

Period of Original Term	Monthly Base Rent
From the Commencement Date to the last day of the twelfth (12th) full calendar month of the Term	$
From the first day of the thirteenth (13th) full calendar month of the Term	$
From the first day of the twenty-fifth (25th) full calendar month of the Term	$
From the first day of the thirty-seventh (37[t]h) full calendar month of the Term	$

b. Lessee’s Share of Common Area Operating Expenses. Paragraph 1.6 of the Lease is hereby amended to provided that Lessee’s Share of Common Area Operating Expenses shall be                      percent (            %) (“Lessee’s Share”).

c. Security Deposit. Paragraph 1.7(c) of the Lease is hereby amended to provide that the Security Deposit shall be $                     (“Security Deposit”).

d. Base Rent and Other Monies Paid Upon Execution. Lessor and Lessee shall reconcile any discrepancy in the amounts that Lessee paid upon execution pursuant to Paragraph 1.7 of the Lease for Base Rent and the Security Deposit in order to reflect the modifications set forth in this Acknowledgment. With respect to any overpayment of such amounts by Lessee, Lessor shall have the right to apply such overpayment to future Base Rent due under the Lease or to refund such overpayment to Lessee. With respect to any underpayment of such amounts by Lessee, Lessee shall pay the difference to Lessor within fifteen (15) days after the execution of this Acknowledgment.

2. Miscellaneous. This Acknowledgment is incorporated into the Lease, and forms an integral part thereof. This Acknowledgment shall be construed and interpreted in accordance with the terms of the Lease for all purposes. Except as modified by this Acknowledgment, the Lease remains unchanged, and, as modified by this Acknowledgment, the Lease is in full force and effect. In the event of any conflict between the terms of this Acknowledgment and the Lease, this

Acknowledgment shall control. This Acknowledgment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Acknowledgment. In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

LESSOR	LESSEE
RIF III – Avenue Stanford, LLC, a California limited liability company	Avita Medical Americas, LLC, a Delaware limited liability company

By:	Rexford Industrial Realty, L.P., a Maryland limited Partnership Its Managing Member

By:	Rexford Industrial Realty, Inc., a Maryland corporation, Its General Partner

	By: /s/ Howard Schwimmer Name Printed: Howard Schwimmer Title: Co-Chief Executive Officer	By: Name Printed: Title:

By: Name Printed: Title:

Tenant Contact Information

Please complete and return this form immediately to:

Rexford Industrial, LLC 11620 Wilshire Boulevard, Suite 1000 Los Angeles, California 90025	Tel. (310) 966-1680 Fax. (310) 966-1690

Tenant Contact Information
1. Lessee Full Legal Name:

Office Main: ( )	Mobile: ( )
Email Address:

2. Leased Premises Address:

3. On-Site Contact Name/Title:

Office Main: ( )	Mobile: ( )
Email Address:

4. Accounts Payable Contact Name:

Office Main: ( )	Mobile: ( )
Email Address:
Mailing Address (if different):

Tenant Business Information

5.	Nature of Business: NAICS (6-digit) Code for Business:

6.	Total Number of Employees at this location:

7.	Product or Service is Used by Consumers or by Other Businesses (circle one)

8.	Does your business engage in Ecommerce? (circle one) YES NO

If answer is “No” then continue to question 12

9.	Percent of Product or Service sold direct to consumers via the Internet

10.	Percent of Product or Service sold direct to businesses via the Internet

11.	Where does the Product/Service Originate From?

12.	Percent of Product or Service that is Sourced in CA

13.	Percent of Product or Service that is Sourced in USA but outside CA

14.	Percent of Product or Service that is Imported from outside USA

15.	Where is the Product/Service distributed to?

16.	Percent of Product or Service that is distributed to or consumed in CA

17.	Percent of Product or Service that is distributed to or consumed in USA, but outside of CA

18.	Percent of Product or Service that is exported to outside of USA

19.	Signature: Date:

ACKNOWLEDGEMENT OF PREMISES

Lessor:	RIF III – Avenue Stanford, LLC, a California limited liability company

Lessee:	Avita Medical Americas, LLC, a Delaware limited liability company

This Acknowledgment of Premises (this “Acknowledgment”) is made by Lessor and Lessee pursuant to that certain Standard Multi-Tenant Office Lease – Gross, dated as of October 3, 2016 (the “Lease”) for certain premises located at 28159 Avenue Stanford, Unit 220, Valencia, California, 91355, and as further described in the Lease (the “Premises”). This Acknowledgment is made pursuant to Paragraphs 1.2(a) of the Lease. Capitalized terms used herein but not defined herein shall have the meaning given them in the Lease.

1. Re-measurement of Premises. The rentable square footage of the Premises has been re-measured in accordance with Paragraph 1.2 of the Addendum to the Lease. Based on such re-measurement, the rentable square footage of the Premises is determined to be 11,809 rentable square feet. Accordingly, the Base Rent, Lessee’s Share of Common Area Operating Expenses and the Security Deposit are hereby recalculated (and the Lease is hereby amended to reflect the same) as follows:

a. Base Rent. Paragraph 1.5 of the Lease is hereby amended to provide that the Base Rent payable by Lessee during the Original Term shall be as follows:

Period of Original Term	Monthly Base Rent
From the Commencement Date to the last day of the twelfth (12th) full calendar month of the Term	$19,484.85
From the first day of the thirteenth (13th) full calendar month of the Term	$20,069.40
From the first day of the twenty-fifth (25th) full calendar month of the Term	$20,671.48
From the first day of the thirty-seventh (37th) full calendar month of the Term	$21,291.62

b. Lessee’s Share of Common Area Operating Expenses. Paragraph 1.6 of the Lease is hereby amended to provided that Lessee’s Share of Common Area Operating Expenses shall be Fourteen and Ninety-Four Hundredths percent (14.94%) (“Lessee’s Share”).

c. Security Deposit. Paragraph 1.7(c) of the Lease is hereby amended to provide that the Security Deposit shall be $63,874.86 (“Security Deposit”).

d. Base Rent and Other Monies Paid Upon Execution. Lessor and Lessee shall reconcile any discrepancy in the amounts that Lessee paid upon execution pursuant to Paragraph 1.7 of the Lease for Base Rent and the Security Deposit in order to reflect the modifications set forth in this Acknowledgment. With respect to any overpayment of such amounts by Lessee, Lessor shall have the right to apply such overpayment to future Base Rent due under the Lease or to refund such overpayment to Lessee. With respect to any underpayment of such amounts by Lessee, Lessee shall pay the difference to Lessor within fifteen (15) days after the execution of this Acknowledgment.

2. Miscellaneous. This Acknowledgment is incorporated into the Lease, and forms an integral part thereof. This Acknowledgment shall be construed and interpreted in accordance with the terms of the Lease for all purposes. Except as modified by this Acknowledgment, the Lease remains unchanged, and, as modified by this Acknowledgment, the Lease is in full force and effect. In the event of any conflict between the terms of this Acknowledgment and the Lease, this Acknowledgment shall control. This Acknowledgment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Acknowledgment. In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

LESSOR	LESSEE
RIF III – Avenue Stanford, LLC, a California limited liability company	Avita Medical Americas, LLC, a Delaware limited liability company

By:	Rexford Industrial Realty, L.P., a Maryland limited Partnership Its Managing Member

By:	Rexford Industrial Realty, Inc., a Maryland corporation, Its General Partner

By: /s/ Howard Schwimmer	By: /s/ Troy Barring
Name Printed: Howard Schwimmer	Name Printed: Troy Barring
Title: Co-Chief Executive Officer	Title: Chief operating officer

By:
Name Printed:
Title:

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is entered into as of the 14th day of December, 2016, by and between RIF III – AVENUE STANFORD, LLC, a California limited liability company (“Landlord”) and AVITA MEDICAL AMERICAS, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Standard Multi-Tenant Office Lease—Gross dated October 3, 2016 (the “Original Lease”), pursuant to which Landlord leased to Tenant certain premises consisting of approximately 11,825 square feet located at 28159 Avenue Stanford, Suite 220, Valencia, California 91355 (the “Premises”), such Original Lease, as heretofore modified, being herein referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease to, among other things, extend the Commencement Date and the Expiration Date of the Lease, on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Except as otherwise expressly provided herein, all defined terms used in this Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

2.	The Commencement Date as set forth in Section 1.3 of the Original Lease is hereby extended to December 30, 2016.

3.	The Expiration Date as set forth in Section 1.3 of the Original Lease is hereby extended to January 31, 2021.

4.

The Base Rent Paid Upon Execution of the Lease as set forth in Section 1.7 (a) of the Original Lease shall be applied to the first full month of the Lease, which is January 2017. Accordingly, concurrently upon execution of this Amendment, Tenant shall deliver to Landlord payment of prorated Base Rent for the month of December in the total amount of $1,258.79.

5.	Notwithstanding anything in the Original Lease to the contrary, the Base Year of the Lease shall be 2017.

6.

Tenant warrants, represents and certifies to Landlord that as of the date of this Amendment, (i) Landlord is not in default under the Lease, (ii) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when the same become due; and (iii) Tenant has no remaining renewal, extension or termination options or rights of first offer or first refusal.

7.

Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

8.

Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

9.

Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile or PDF as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

TENANT:

AVITA MEDICAL AMERICAS, LLC, a Delaware limited liability company

By:	/s/ Troy Barring
Name:	Troy Barring
Title:	COO

By:
Name:
Title:

LANDLORD:

RIF III – AVENUE STANFORD, LLC, a California limited liability company

By:	Rexford Industrial Realty, L.P., a Maryland limited partnership, its Managing Member

By:	Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

By:	/s/ Howard Schwimmer
Name:	Howard Schwimmer
Title:	Co-Chief Executive Officer

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is entered into as of the 4th day of December, 2017, by and between RIF III – Avenue Stanford. LLC. a California limited liability company (“Landlord”) and Avita Medical Americas, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated October 3, 2016, as amended by the First Amendment to Lease, dated as of December 14, 2016, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 11,809 square feet located at 28159 Avenue Stanford, Suite 220. Valencia, California. 91355 (the “Original Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”.

NOW, THEREFORE, Landlord and Tenant desire to modify the Lease to, among other things, to expand the Premises upon the terms and conditions set forth herein.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.

Effective February 1, 2018 (the “Expansion Date”), the “Premises” (as defined in the Lease) shall be expanded to include that certain premises commonly known as 28159 Avenue Stanford, Suite 200, Valencia, California, 91355, comprised of an approximately 5,656 rentable square foot unit (the “Expansion Premises”). on the terms and conditions set forth in the Lease, as hereby amended. Effective upon the Expansion Date, all references in the Lease to the “Premises” shall also include the Expansion Premises, except as expressly provided in this Amendment.

2.

Subject to Section 7 below, Tenant shall accept the Expansion Premises in its “as is” condition, without any representations or warranties. The taking of possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken except for any punchlist items agreed to in writing by Landlord and Tenant pursuant to the attached Move-In/Move-Out checklist. Prior to the Expansion Date, Tenant shall deliver to Landlord a Certificate of Insurance and Endorsement for the Expansion Premises in compliance with Section 8 of the Lease. Notwithstanding the foregoing, Tenant shall be granted early possession of the Expansion Premises upon Substantial Completion of the Landlord Work (defined below), so long as (i) Tenant is not in Default under the Lease, (ii) upon full execution of this Amendment, (iii) upon Lessor’s receipt of a Certificate of Insurance and Endorsement for the Expansion Premises pursuant to Paragraph 8.2 of the Lease, and (iv) payment of total monies due as described under Paragraph 8 of this Amendment. During such early possession of the Expansion Premises, Tenant shall be bound by its obligations under the Lease but shall not be obligated to pay the monthly Base Rent or Common Area Operating Expenses payable by Tenant to Landlord for the Expansion Premises as set forth in the Lease, as amended by this Amendment.

3.	Base Rent.

a.	Tenant shall continue to pay Base Rent for the Original Premises pursuant to the Lease.

b.

The term for the Expansion Premises shall commence on the Expansion Date and shall expire January 31, 2021 (the “Expansion Premises Term”) The monthly Base Rent for the Expansion Premises shall be as follows:

Period	Monthly Base Rent
February 1, 2018 — January 31, 2019	$10,180.80
February 1, 2019 — January 31, 2020	$10,463.60
February 1, 2020 — January 31, 2021	$10,746.40

4.

Tenant shall continue to pay Common Area Operating Expenses as provided in the Lease applicable to the Original Premises pursuant to the Lease. During the Expansion Premises Term, Tenant shall pay all increases in Common Area Operating Expenses over the Base Year, during the Expansion Premises Term. Lessee’s Share (as defined in Paragraph 1.6 of the Lease) of the Common Area Operating Expenses for the Expansion Premises is seven and fourteen hundredths percent (7.14%).

5.	The “Base Year” for the Expansion Premises shall be calendar year 2018.

6.

Landlord currently holds a Security Deposit for the Original Premises in the amount of $63,874.86. The Security Deposit for the Expansion Premises shall be $32,239.20 and shall be held by Landlord in accordance with the terms of Section 5 of the Lease. Upon the Expansion Date, the Security Deposit to be held by Landlord for the Premises shall be a total of $96,114.06.

7.

Landlord shall, at Tenant’s sole cost and expense, on a one-time basis only, (i) construct four (4) additional offices in the Expansion Premises, as shown on Exhibit “A”, (ii) install one (1) dishwasher in a mutually agreeable location; and (iii) install two (2) 6’x8’ cased openings to connect the Original Premises with the Expansion Premises, as shown on Exhibit “A” (collectively, the “Landlord Work”), using Project standard materials, specification. guidelines and procedures (except to the extent otherwise designated by Landlord). The exact scope and specifications for each element of the Landlord Work shall be determined by Landlord. Landlord shall be permitted to perform the Landlord Work during Tenant’s occupancy of the Premises, during normal business hours (or any hours), without any obligation to pay overtime or other premiums. Tenant shall not (and Tenant shall ensure that its agents do not) interfere with the performance of the Landlord Work and shall cooperate with Landlord in connection with the performance of the Landlord Work, including, without limitation, by moving any equipment and other properly which Landlord or its contractor may request be moved at Tenant’s sole cost and expense. Landlord shall have no responsibility for, or for any reason be liable to Tenant for, any direct or indirect injury to or interference with

Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or of Tenant’s personal properly or improvements resulting from the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work. Tenant shall be responsible for any increase in the cost of performing the Landlord Work resulting from any act or omission of Tenant or its agents, employees, contractors. In addition, should Tenant request any change in the scope of the Landlord Work, then Tenant shall be responsible for all costs and expenses incurred by Landlord in connection therewith (payable upon demand); provided, however. Landlord shall have no obligation to change the scope of the Landlord Work (and any election to do so shall be in Landlord’s sole and absolute discretion).

For purposes of this Amendment, “substantial Completion” of the Expansion Premises shall occur when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third-party construction manager), the Landlord Work is substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which it was intended.

The cost of The Landlord Work shall be amortized on a straight line basis over the Expansion Premises Term, which such amortization Tenant shall be required to pay to Landlord. $1,670.28 per month (the “Improvement Amortization”). The Improvement Amortization shall be subject to the same terms and conditions as Rent under the Lease.

8.

Landlord shall. at Landlord’s sole cost and expense, on a one-time basis only, install vertical blinds at the Expansion Premises, similar to the blinds at the Original Premises (collectively, (the “Blind Work”). using Project standard materials. specifications, guidelines and procedures (except to the extent otherwise designated by Landlord). Landlord shall be permitted to perform the Blind Work during Tenant’s occupancy of the Premises, during normal business hours (or any hours), without any obligation to pay overtime or other premiums. Tenant shall not (and Tenant shall ensure that its agents do not) interfere with the performance of the Blind Work and shall cooperate with Landlord in connection with the performance of the Blind Work. including, without limitation, by moving any equipment and other property which Landlord or its contractor may request be moved at Tenant’s sole cost and expense Landlord shall have no responsibility for, or for any reason be liable to Tenant for, any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Blind Work, nor shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Blind Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Blind Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Blind Work. Tenant shall be responsible for any increase in the cost of performing the Blind Work resulting from any act or omission of Tenant or its agents, employees, contractors. In addition, should Tenant request any change in the scope of the Blind Work, then Tenant shall be responsible for all costs and expenses incurred by Landlord in connection therewith (payable upon demand); provided, however. Landlord shall have no obligation to change the scope of the Blind Work (and any election to do so shall be in Landlord’s sole and absolute discretion).

9.

Upon execution of this Amendment, a total of $44,090.28 shall be due. which is the sum of the Security Deposit for the Expansion Premises ($32,239.20), the Improvement Amortization for the calendar month of February 2018 ($1,670.28) and the Base Rent for the Expansion Premises for the calendar month of February 2018 ($10,180.80).

10.

Notwithstanding anything herein to the contrary but subject to Tenant not being in default and all prior rental payments having been received by Landlord not later than the fifth (5th) of each month, the Base Rent (and only the Base Rent) applicable to the Expansion Premises only, for the calendar month of March 2018 shall be discounted by one hundred percent (100%) (the “Expansion Premises Base Rent Credit”). Tenant understands and agrees that the foregoing Expansion Premises Base Rent Credit is conditioned upon Tenant’s not being in default under this Lease. Accordingly, upon the occurrence of any default under this Lease, the foregoing Expansion Premises Base Rent Credit shall immediately become null and void, and any Base Rent previously credited to Tenant shall immediately become due and payable, and Tenant shall no longer receive any credit on account of such Expansion Premises Base Rent Credit.

11.

Upon the Expansion Date, Tenant shall be entitled to the use of an additional sixteen (16) unreserved vehicle parking spaces, the use of which shall be subject to the terms and conditions of Section 2.6 of the Lease.

12.

Tenant warrants, represents and certifies to Landlord that as of the date of this Amendment, (i) Landlord is not in default under the Lease, (ii) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when the same become due; (iii) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease or in the Original Premises; (iv) no other person, firm or entity has any right, title or interest in the Lease or in the Original Premises through Tenant; and (v) Tenant has the full right, legal power and actual authority to enter into this Amendment without the consent of any person, firm or entity.

13.

Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than CBRE, Inc. and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

14.

Except as otherwise expressly provided herein, all defined terms used in this Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

15.

Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

16.

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Landlord may not prohibit the Tenant or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Tenant or tenant, if requested by the Tenant or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

Landlord makes the following statement based on Landlord’s actual knowledge in order to comply with California Civil Code Section 1938: The Building and the Premises have not undergone an inspection by a Certified Access Specialist (CASp). Landlord and Tenant hereby mutually agree that in the event a CASp inspection is requested by Tenant, the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within and outside the Premises noted in the CASp inspection shall be paid by Tenant

17.

LANDLORD HEREBY DISCLOSES TO TENANT THAT, BASED ON THE AGE OF THE BUILDING, LANDLORD HAS REASONABLE CAUSE TO BELIEVE THAT ASBESTOS-CONTAINING MATERIALS MAY BE PRESENT IN THE BUILDING AND THE PREMISES. TENANT ACKNOWLEDGES THAT LANDLORD HAS SATISFIED ITS OBLIGATION TO NOTIFY TENANT OF THE PRESENCE OF ASBESTOS-CONTAINING MATERIALS IN THE BUILDING PURSUANT TO CALIFORNIA HEALTH & SAFETY CODE SECTION 25359.7, AND TENANT SHALL NOT DISTURB ANY MATERIALS THAT MAY CONTAIN ASBESTOS.

18.

Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not materially and adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs, without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof lessee shall have the right to install a solar electric generating system on the roof of the Building, and Landlord and its agents shall have access to the roof to accomplish the foregoing.

19.

Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile or PDF as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

TENANT:

AVITA MEDICAL AMERICAS, LLC,
a Delaware limited liability company

By:	/s/ Timothy J. Rooney
Name: Timothy J. Rooney
Title: Chief Administrative Officer
Date: Dec 4, 2017

LANDLORD:

RIF III – AVENUE STANFORD, LLC,
a California limited liability company

By:	Rexford Industrial Realty, L.P.,
a Maryland limited partnership,
Its Managing Member

	By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
Its General Partner

		By:	/s/ Howard Schwimmer
Name Printed: Howard Schwimmer
Title: Co-Chief Executive Officer
Date: Dec 5, 2017 | 2:22 PM PST

EXHIBIT “A”

The Landlord Work Plan

EXHIBIT “A” CONTINUED